Exhibit 21

Subsidiaries of Aleris International, Inc. as of             , 200

Wholly owned unless otherwise indicated as of March 1, 2003.

1.	Alchem Aluminum, Inc., a Delaware corporation

2.	Alchem Aluminum Shelbyville Inc., a Delaware corporation

3.	Dutch Aluminum C.V., a Netherlands limited partnership

4.	Gulf Reduction Corporation, a Delaware corporation

5.	IMCO Brazil Holding Ltda., a Brazilian limited liability company

6.	IMCO Energy Corp., a Delaware corporation

7.	IMCO Funding Corporation, a Delaware corporation

8.	IMCO Indiana Partnership L.P., an Indiana limited partnership

9.	IMCO International, Inc., a Delaware corporation

10.	IMCO Investment Company, a Delaware corporation

11.	IMCO Management Partnership L.P., a Texas limited partnership

12.	IMCO Operations Services Company, a Delaware corporation

13.	IMCO Reciclagem de Materiais Indústria e Comércio Ltda., a Brazilian limited liability company

14.	IMCO Reciclaje de Mexico, S. de R.L. de C.V., a Mexican limited liability company

15.	IMCO Reciclaje de Nuevo Leon, S. de R.L. de C.V., a Mexican limited liability company

16.	IMCO Reciclaje Servicios Administrativos, S. de R.L. de C.V., a Mexican limited liability company

17.	IMCO Reciclaje Servicios de Manufactura, S. de R.L. de C.V., a Mexican limited liability company

18.	IMCO Recycling of California, Inc., a Delaware corporation

19.	IMCO Recycling Holding B.V., a Netherlands limited liability company

20.	IMCO Recycling of Idaho Inc., a Delaware corporation

21.	IMCO Recycling of Illinois Inc., an Illinois corporation

22.	IMCO Recycling of Indiana Inc., a Delaware corporation

23.	IMCO Recycling of Michigan L.L.C., a Delaware limited liability company

24.	IMCO Recycling of Ohio Inc., a Delaware corporation

25.	IMCO Recycling of Utah Inc., a Delaware corporation

26.	IMCO Recycling Services Company, a Delaware corporation

27.	IMCO Recycling (UK) Ltd., a private company limited by shares and organized under the laws of England

28.	IMSAMET, Inc., a Delaware corporation

29.	Imsamet of Arizona, an Arizona partnership (70%)

30.	Indiana Aluminum Inc., an Indiana corporation

31.	Interamerican Zinc, Inc., a Delaware corporation

32.	MetalChem Handel GmbH, a German limited liability company

33.	MetalChem, Inc., a Pennsylvania corporation

34.	Midwest Zinc Corporation, a Delaware corporation

35.	Pittsburg Aluminum, Inc., a Kansas corporation

36.	Rock Creek Aluminum, Inc., an Ohio corporation

37.	Solar Aluminum Technology Services, a Utah partnership (50%)

38.	U.S. Zinc Corporation, a Delaware corporation

39.	U.S. Zinc Export Corporation, a Texas corporation

40.	VAW-IMCO Guß und Recycling GmbH, a German limited liability company

41.	Western Zinc Corporation, a California corporation

42.	Commonwealth Industries, Inc.

43.	CA Lewisport, LLC

44.	CI Holdings, LLC

45.	Commonwealth Aluminum, LLC

46.	Commonwealth Aluminum Concast, Inc.

47.	Commonwealth Aluminum Lewisport, LLC

48.	Commonwealth Aluminum Metals, LLC

49.	Commonwealth Aluminum Sales Corporation

50.	Commonwealth Aluminum Tube Enterprises, LLC

51.	Commonwealth Financing Corp.